EXHIBIT 8.1

List of Subsidiaries

Name	Jurisdiction of Incorporation	Ownership
Compania Minera Mexicana de Avino , S.A. de C.V. Promotora Avino S.A. De C.V. Oniva Silver and Gold Mines S.A.	Mexico Mexico Mexico	88.25% 76.88% 100%